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                                                                      EXHIBIT 16

Letterhead
Ernst & Young LLP          2049 Century Park East          Los Angeles, CA 90067



September 30, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated September 17, 1996, of Inco Homes Corporation and are in agreement with the statements contained in Item 304(a),
(i) as they relate to E&Y, (ii), (iv), (v) and the first sentence of (vi). We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        Sincerely,

                                        /s/ Ernst & Young LLP
                                        --------------------------------
                                            ERNST & YOUNG LLP




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